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Exhibit 23.1

CONSENT OF DELOITTE & TOUCHE LLP

We consent to the incorporation by reference in Registration Statement Nos. 33-92053, 33-2171, 33-17848 (Post-Effective Amendment No. 1), 33-33803, 33-33807, 33-39323, 33-36911, 33-45176, 33-45231, 33-45233, 33-56952, 33-58708, 33-72158, 033-55265 (Post-Effective Amendment No. 1), 033-60379, 033-63547, 333-11639, 333-15923, 333-29099, 333-70459, 333-74371, 333-34726, 333-44508, 333-50992, 333-59504, 333-64988, and 333-76764 of 3Com Corporation on Form S-8 of our report dated June 24, 2002 (July 16, 2002 as to Note 21), appearing in this Annual Report on Form 10-K of 3Com Corporation for the year ended May 31, 2002.

DELOITTE & TOUCHE LLP

San Jose, California
August 2, 2002

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  Exhibit 23.1
CONSENT OF DELOITTE & TOUCHE LLP